Exhibit 10.1

Execution Version

TWELFTH AMENDMENT TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated April 15, 2015

Among

RESOLUTE ENERGY CORPORATION,

as Borrower,

CERTAIN OF ITS SUBSIDIARIES,

as Guarantors,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

BANK OF MONTREAL,

as Syndication Agent,

BARCLAYS BANK PLC, CITIBANK, N.A. and

U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents,

and

The Lenders Party Hereto

WELLS FARGO SECURITIES, LLC

and BMO CAPITAL MARKETS

as Joint Bookrunners and Joint Lead Arrangers

THIS TWELFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Twelfth Amendment”), dated as of April 15, 2015, is by and among Resolute Energy Corporation, a Delaware corporation (the “Borrower”), certain of its subsidiaries (collectively, the “Guarantors”), Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”) and the lenders party hereto (the “Lenders”).

Recitals

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the other lenders party thereto entered into that certain Second Amended and Restated Credit Agreement, dated as of March 30, 2010 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated April 18, 2011, the Second Amendment to Second Amended and Restated Credit Agreement dated April 25, 2011, the Third Amendment to Second Amended and Restated Credit Agreement dated as of April 13, 2012, the Fourth Amendment to Second Amended and Restated Credit Agreement dated as of December 7, 2012, the Fifth Amendment to Second Amended and Restated Credit Agreement dated as of December 27, 2012, the Sixth Amendment to Second Amended and Restated Credit Agreement dated as of March 22, 2013, the Seventh Amendment to Second Amended and Restated Credit Agreement dated as of April 15, 2013, the Eighth Amendment to Second Amended and Restated Credit Agreement dated as of December 13, 2013, the Ninth Amendment to Second Amended and Restated Credit Agreement dated as of March 7, 2014, the Tenth Amendment to Second Amended and Restated Credit Agreement dated as of March 14, 2014 and the Eleventh Amendment to Second Amended and Restated Credit Agreement dated as of December 30, 2014, and as the same may be further amended, modified, supplemented or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement as set forth herein; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Administrative Agent and the Lenders are willing to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

Each capitalized term used in this Twelfth Amendment and not defined herein shall have the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Twelfth Amendment refer to sections of the Credit Agreement.

ARTICLE II

Twelfth Amendment Effective Date Amendments

As of the Twelfth Amendment Effective Date, the Credit Agreement is amended as follows:

Section 2.01 Amendments to Section 1.02 of the Credit Agreement.

(a) Section 1.02 of the Credit Agreement is hereby amended by adding the following new definitions in their proper alphabetical order:

“‘Howard/Martin County Sale’ means the sale by Resolute Natural Resources Southwest LLC of Oil and Gas Properties located in Howard and Martin Counties, Texas, on terms substantially in accordance with the Purchase and Sale Agreement executed by Resolute Natural Resources Southwest LLC dated March 27, 2015, a copy of which has been provided to the Administrative Agent.”

“‘Second Lien Waiver Effective Date’ means the first Business Day on which all of the conditions precedent set forth in Section 4.02 of the Twelfth Amendment shall have been satisfied (or waived in accordance with Section 12.02).”

“‘Twelfth Amendment’ means that certain Twelfth Amendment to Second Amended and Restated Credit Agreement, dated as of April 15, 2015, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.”

“‘Twelfth Amendment Effective Date’ means the first Business Day on which all of the conditions precedent set forth in Section 4.01 of the Twelfth Amendment shall have been satisfied (or waived in accordance with Section 12.02).”

(b) Section 1.02 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and inserting in Section 1.02 the following definitions in lieu thereof:

“‘Agreement’ means this Second Amended and Restated Credit Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment and the Twelfth Amendment, as the same may from time to time be amended, modified, supplemented or restated.”

“‘Second Lien Incremental Loans’ means each incremental loan made under the Second Lien Credit Agreement after the initial funding of Second Lien Debt on the Eleventh Amendment Effective Date but on or prior to May 29, 2015.”

Section 2.02 Amendment to Section 9.02(f)(iii). Section 9.02(f)(iii) of the Credit Agreement is hereby amended by replacing “$200,000,000” where it appears therein with “$50,000,000”.

Section 2.03 Amendment to Section 9.12(c)(iii). Section 9.12(c)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(iii) (A) if such Transfer of any Borrowing Base Property or Restricted Subsidiary owning Borrowing Base Properties occurs prior to the Non-Conforming Tranche Termination Date and the aggregate net cash proceeds received with respect to all such Transferred properties (together with the net cash proceeds received upon entering into or in connection with all other asset sales (other than any asset sales pursuant to Section 9.12(a)), farm outs, acreage swaps or joint ventures) exceeds $5,000,000 in the aggregate, then the Non-Conforming Tranche shall be reduced pursuant to Section 2.07(e) and the Borrowing Base shall no longer include the amount of the Non-Conforming Tranche that is so reduced and (B) if such Transfer of any Borrowing Base Property or Restricted Subsidiary owning Borrowing Base Properties included in the most recently delivered Reserve Report during any period between two successive Scheduled Redetermination Dates has a fair market value (together with all other Transfers of Borrowing Base Properties or Restricted Subsidiaries owning Borrowing Base Properties included in the most recently delivered Reserve Report during such period) in excess of ten percent (10%) of the Borrowing Base then in effect as determined by the Required Lenders, the Borrowing Base (and, prior to the Non-Conforming Tranche Termination Date, the Conforming Tranche) shall be reduced (without duplication of any reduction in the Borrowing Base (or the Conforming Tranche) pursuant to clause (A)), effective immediately upon such Transfer, by an amount equal to the value, if any, assigned to such Borrowing Base Property (or Borrowing Base Properties) in the most recently delivered Reserve Report and any mandatory prepayments required by Section 3.04(c)(iii) shall be made concurrently; provided that (x) the amount of the Borrowing Base reduction pursuant to clause (B) that results from the Howard/Martin County Sale shall equal $5,000,000 and (y) for the avoidance of doubt, the fair market value attributable to the Howard/Martin County Sale shall count towards the ten percent (10%) threshold described above in clause (B) for the period during which the Howard/Martin County Sale occurs; provided further that this Section 9.12(c)(iii) shall not apply to the Transfer of any Borrowing Base Property pursuant to the NNOG Purchase and Sale Agreement, and;”

ARTICLE III

Second Lien Waiver Effective Date Amendments

As of the Second Lien Waiver Effective Date, the Credit Agreement is amended as follows:

Section 3.01 Amendment to Section 9.01(b)(i). Section 9.01(b)(i) of the Credit Agreement is hereby amended by deleting the words “equals or” where they appear therein.

Section 3.02 Amendment to Section 9.02(f)(iii). Section 9.02(f)(iii) of the Credit Agreement is hereby amended by replacing “90%” where it appears therein with “20%”.

Section 3.03 Amendment to Section 9.12. Section 9.12 of the Credit Agreement is hereby amended by amending and restating the proviso immediately following paragraph (d) thereof in its entirety as follow:

“provided that the cash proceeds (net of costs of sale) of any Transfer of any Borrowing Base Property (A) when any Event of Default exists shall be used to prepay the Borrowings and (B) when the total Credit Exposures exceeds the redetermined or adjusted Borrowing Base shall be used to prepay the Borrowings in accordance with Section 3.04(c)(ii); provided further that no proceeds from the Howard/Martin County Sale shall be used to Redeem Second Lien Debt or Permitted Refinancing Debt.

ARTICLE IV

Conditions Precedent

Section 4.01 The amendments set forth in Article II and the Borrowing Base redetermination set forth in Section 7.08 of this Twelfth Amendment shall become effective on the first Business Day on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Twelfth Amendment Effective Date”):

(a) The Administrative Agent shall have received from the Borrower, each of the Guarantors and the Required Lenders counterparts (in such number as may be requested by the Administrative Agent) of this Twelfth Amendment signed on behalf of such Persons.

(b) The Administrative Agent shall have received from the Borrower in immediately available funds all fees and amounts due and payable on or prior to the Twelfth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

Section 4.02 The amendments set forth in Article III of this Twelfth Amendment shall become effective on the first Business Day on which all of the following conditions precedent shall have been satisfied (or waived in accordance with Section 12.02 of the Credit Agreement), which Business Day shall not be later than May 29, 2015 (the “Second Lien Waiver Effective Date”):

(a) the Twelfth Amendment Effective Date shall have occurred.

(b) prior to the closing of the Howard/Martin County Sale, the Borrower shall have obtained, and the Administrative Agent shall have received a duly executed copy of, a document or documents, in form and substance reasonably satisfactory to the Administrative Agent, signed by the Second Lien Agent, each Lender (as defined in the Second Lien Credit Agreement) and the Borrower (i) waiving the prepayment requirements under the Second Lien Credit Agreement with respect to the Howard/Martin County Sale and (ii) consenting, pursuant to Section 5.3(a) of the Intercreditor Agreement, to the amendment set forth in Section 3.03 of this Twelfth Amendment.

(c) the Second Lien Incremental Loans shall be issued substantially contemporaneously with such effectiveness.

ARTICLE V

Representations and Warranties

Each Loan Party hereby represents and warrants to each Lender that:

(a) Each of the representations and warranties made by it under the Credit Agreement and each other Loan Document is, or will be, true and correct on and as of the actual date of its execution of this Twelfth Amendment, as if made on and as of such date, except for any representations and warranties made as of a specified date, which are true and correct as of such specified date.

(b) Immediately after giving effect to this Twelfth Amendment, no Default has, or will have, occurred and is, or will be, continuing.

(c) The execution, delivery and performance by it of this Twelfth Amendment and any other Loan Documents executed in connection herewith have been duly authorized by it.

(d) Each of this Twelfth Amendment and any other Loan Document executed in connection herewith constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(e) The execution, delivery and performance by it of each of this Twelfth Amendment and any other Loan Document executed in connection herewith (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of it or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Twelfth Amendment or any such Loan Document, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of the Loan Documents, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of it or any Restricted Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon it or any Restricted Subsidiary or its Properties, or give rise to a right thereunder to require any payment to be made by the it or such Restricted Subsidiary and (iv) will not result in the creation or imposition of any Lien on any Property of any Loan Party or any Restricted Subsidiary (other than the Liens created by this Twelfth Amendment or the Loan Documents as permitted by the Credit Agreement as amended hereby).

ARTICLE VI

Covenant

Within thirty (30) days after the Twelfth Amendment Effective Date, the Loan Parties shall deliver to the Administrative Agent duly executed counterparts (in such number as may be requested by the Administrative Agent) of additional Mortgages, supplements and amendments to existing Mortgages (including any curative documents with respect thereto), and amendments to other Security Instruments with respect to certain Oil and Gas Properties to be agreed between the Borrower and the Administrative Agent.

ARTICLE VII

Miscellaneous

Section 7.01 Credit Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Credit Agreement and other Loan Documents shall remain in full force and effect. Each of the Loan Parties hereby agrees that its liabilities under the Credit Agreement, the Guaranty and Collateral Agreement and the other Loan Documents, in each case as amended, to which it is a party, shall remain enforceable against such Loan Party in accordance with the terms thereof and shall not be reduced, altered, limited, lessened or in any way affected by the execution and delivery of this Twelfth Amendment, and each Loan Party hereby confirms and ratifies its liabilities under the Loan Documents (as so amended) to which it is a party in all respects. Except as expressly set forth herein, this Twelfth Amendment shall not be deemed to be a waiver, amendment or modification of any provisions of the Credit Agreement or any other Loan Document or any right, power or remedy of the Administrative Agent or Lenders, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Default or Event of Default under any of the foregoing, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Twelfth Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to the Administrative Agent and/or Lenders whether under the Credit Agreement, the other Loan Documents, at law or otherwise. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and Loan Documents as amended by this Twelfth Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Twelfth Amendment, and each reference herein or in any other Loan Documents to the “Credit Agreement” shall mean and be a reference to the Credit Agreement as amended and modified by this Twelfth Amendment.

Section 7.02 GOVERNING LAW. THIS TWELFTH AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 7.03 Descriptive Headings, Etc. The descriptive headings of the sections of this Twelfth Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. The statements made and the terms defined in the recitals to this Twelfth Amendment are hereby incorporated into this Twelfth Amendment in their entirety.

Section 7.04 Payment of Fees and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Twelfth Amendment, the other Loan Documents and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent. The agreement set forth in this Section 7.04 shall survive the termination of this Twelfth Amendment and the Credit Agreement.

Section 7.05 Entire Agreement. This Twelfth Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof. This Twelfth Amendment is a Loan Document executed under the Credit Agreement.

Section 7.06 Counterparts. This Twelfth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of the signature page of this Twelfth Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 7.07 Successors. The execution and delivery of this Twelfth Amendment by any Lender shall be binding upon each of its successors and assigns.

Section 7.08 Scheduled Redetermination of the Borrowing Base. Effective as of Twelfth Amendment Effective Date, the Borrowing Base shall be $275,000,000, subject to future redeterminations and adjustments as provided in the Credit Agreement. The Borrower and the Lenders agree that this redetermination shall constitute the Scheduled Redetermination scheduled to occur on April 1, 2015.

Section 7.09 Release.

(a) In consideration of, among other things, the execution and delivery of this Twelfth Amendment by the Administrative Agent and the Lenders party hereto, each of the Borrower and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as defined below) and hereby forever waives, releases and discharges each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever that such Releasor now has or may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Administrative Agent or any or all of the Lenders in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), to the extent based on facts, whether or not now known, existing on or before the later of the Twelfth Amendment Effective Date and the Second Lien Waiver Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and the Administrative Agent and any or all of the Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The releases under this Section 7.09 do not, however, release any Releasees from their obligations, in each case pursuant to and to the extent expressly required by the terms and conditions in the Loan Documents, to make Loans hereafter, to issue Letters of Credit hereafter or to hereafter take any other actions expressly required by the Loan Documents to be taken hereafter. In entering into this Twelfth Amendment, the Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of this Twelfth Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Indebtedness.

(b) Each of the Borrower and other Loan Parties, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 7.09(a) hereof. If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and other Loan Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(c) The Borrower and other Loan Parties acknowledge that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 7.09(a) hereof. Nevertheless, it is the intention of the Borrower and other Loan Parties in executing this Twelfth Amendment to fully, finally, and forever settle and release all matters and all claims relating thereto and to the other Loan Documents, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 7.09(a) hereof. The Borrower and other Loan Parties each hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of all federal or state laws, rights, rules, or legal principles of any jurisdiction that may be applicable to the release set forth in this Section 7.09, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant to Section 7.09(a) hereof, and the Borrower and other Loan Parties hereby agree and acknowledge that this is an essential term of the releases set forth in this Section 7.09.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be duly executed by their respective authorized officers as of the date first written above.

BORROWER:

RESOLUTE ENERGY CORPORATION

	By:	/s/ Theodore Gazulis

Theodore Gazulis
Executive Vice President and Chief Financial Officer

GUARANTORS:	HICKS ACQUISITION COMPANY I, INC.

RESOLUTE ANETH, LLC

RESOLUTE WYOMING, INC. (f/k/a Primary Natural Resources, Inc.)

RESOLUTE NATURAL RESOURCES COMPANY, LLC (f/k/a Resolute Natural Resources Company)

BWNR, LLC

WYNR, LLC

RESOLUTE NORTHERN ROCKIES, LLC

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

	By:	/s/ Theodore Gazulis

Theodore Gazulis
Executive Vice President and Chief Financial Officer

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wachovia Bank, National Association, as Administrative Agent and a Lender

	By:	/s/ Suzane Ridenhour

	Name:	Suzane Ridenhour
	Title:	Director

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BANK OF MONTREAL

	By:	/s/ Joseph A. Bliss

	Name:	Joseph A. Bliss
	Title:	Managing Director

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BARCLAYS BANK PLC

	By:	/s/ Luke Syme

	Name:	Luke Syme
	Title:	Assistant Vice President

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CITIBANK, N.A.

	By:	/s/ Cliff Vaz

	Name:	Cliff Vaz
	Title:	Vice President

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Todd S. Anderson

	Name:	Todd S. Anderson
	Title:	Vice President

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	MUFG UNION BANK, N.A.
(fka UNION BANK, N.A.)

	By:	/s/ Malcolm D. McDuffie

	Name:	Malcolm D. McDuffie
	Title:	Director

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	BRANCH BANKING AND TRUST COMPANY

	By:	/s/ James Giordano

	Name:	James Giordano
	Title:	Vice President

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Kristin N. Oswald

	Name:	Kristin N. Oswald
	Title:	Vice President

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	COMERICA BANK

	By:	/s/ Garrett R. Merrell

	Name:	Garrett R. Merrell
	Title:	Relationship Manager

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	SUNTRUST BANK

	By:	/s/ Shannon Juhan

	Name:	Shannon Juhan
	Title:	Vice President

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	ING CAPITAL LLC

	By:	/s/ Charles Hall

	Name:	Charles Hall
	Title:	Managing Director

	By:	/s/ Josh Strong

	Name:	Josh Strong
	Title:	Director

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	KEY BANK NATIONAL ASSOCIATION

	By:	/s/ George E McKean

	Name:	George E McKean
	Title:	Senior Vice President

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement

LENDER:	CADENCE BANK, N.A.

	By:	/s/ Eric Broussard

	Name:	Eric Broussard
	Title:	Executive Director

Signature Page to

Twelfth Amendment to Second Amended and Restated Credit Agreement